THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM.

                                $648,369

                            Convertible Note
                           Due July 31, 2000

                      Dated as of:  July 30, 1999

1.  General.

RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of DFA Group Trust - 6-10 Subtrust, an Illinois trust, or its designee (the "Holder"), the principal amount of Six Hundred Forty-Eight Thousand Three Hundred Sixty-Nine United States Dollars and no cents (US$648,369.00) on July 31, 2000 (the "Maturity Date"), and interest, computed on the basis of a 360-day year of twelve 30-day months, on the unpaid and unconverted principal balance hereof from the date hereof until paid at the rate of eight per cent (8%) per annum in accordance with Section 3 hereof. Both principal and interest are payable to the Holder at its account, as designated in the attached delivery instructions, such other account as the Holder designates in writing, in lawful money of the United States and in same day funds.

2.  Prepayments.

At any time and from time to time, Borrower may prepay the balance outstanding hereunder, in whole or in part, without premium or penalty, upon not less than thirty (30) days' written notice to Holder, which notice shall specify the date and amount of prepayment. If such prepayment notice is given, the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued and unpaid interest to the date of such prepayment on the amount so prepaid. Notwithstanding the foregoing, no such notice of prepayment shall be deemed to modify Holder's right to convert all or any portion of the outstanding amounts due hereunder into Common Stock pursuant to Section 3 hereof. The Holder shall be entitled to exercise such conversion rights with respect to such outstanding amounts at any time prior to any such prepayment.

3.  Conversion of Note.

    (a) Subject to and upon compliance with the provisions hereof, the Holder shall have the right, at the Holder's option, to convert all or any part of the unpaid principal amount of this Note plus the accrued and unpaid interest thereon into the Common Stock, par value $0.01 per share, of Borrower ("Common Stock") at a price equal to One United States Dollar ($1.00) per share (the "Conversion Price"). The Conversion Price shall be subject to adjustment in certain events as set forth in Section 5 hereof.

    (b) In order to exercise the conversion privilege, the Holder shall surrender this Note, appropriately endorsed, to Borrower at its principal office and provide written notice to Borrower (i) stating that the Holder elects to convert this Note or a stated portion thereof and (ii) setting forth the name or names (with address) in which the certificate or certificates for the shares of Common Stock issuable on such conversion shall be issued. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by Borrower and the person in whose name the certificate for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. As soon as reasonably possible after, and in any event within fifteen (15) business days following, the receipt of such notice, Borrower shall issue and deliver to the Holder a certificate or certificates for the shares of Common Stock issuable upon the conversion of this Note. Upon conversion of this Note in part, (A) the amount converted shall be deemed to consist of, first, accrued interest including default interest, and second, principal; and (B) the Borrower shall execute and deliver to or on the order of the Holder at the expense of the Borrower a new Note having a principal amount equal to the unconverted and unpaid principal and interest of this Note. Such new Note shall have the same terms and provisions (other than principal amount) as the Note surrendered for conversion. The Borrower will pay any and all issue and transfer taxes or other similar governmental charges that may be payable in respect of the issue or delivery of Common Stock on conversion of this Note pursuant hereto.

    (c) The right of the Holder to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall commence upon the date hereof and shall continue until this Note is repaid in full, including interest.

4.  Interest.

The Borrower promises to pay interest on the principal amount of this Note from time to time outstanding at the rate of eight per cent (8%) per annum. Such interest will be payable together with principal at the maturity of this Note. The Borrower shall pay on demand interest on overdue principal and, to the fullest extent permitted by law, overdue interest at the rate of ten per cent (10%) per annum.

5.  Antidilution Provisions.

5.1 Adjustments in Certain Events. The Conversion Price shall be adjusted in each of the following events as follows:

    (a) In case Borrower, at any time or from time to time, shall pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or options by way of dividend or spinoff, reclassification, recapitalization, merger or consolidation in which Borrower is the continuing or resulting corporation, or similar corporate rearrangement) on the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of the persons entitled to receive such dividend or distribution shall be adjusted, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

         (i) the numerator of which shall be the Current Market Price (as defined below) in effect on such record date less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of Borrower in consultation with the Borrower's accountants) applicable to one share of Common Stock, and

        (ii)  the denominator of which shall be such Current Market Price.

              "Current Market Price" on any date of determination shall mean the average of the Market Price (as defined below) per share of Common Stock on each day of the period of 20 consecutive days on which national securities exchanges were open for trading immediately preceding the earlier of such date of determination or the "ex" date with respect to the dividend or other distribution. "Market Price" per share of Common Stock on any date of determination shall mean (A) the last sale price, on such date or, if no such sale takes place on such date, the average closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or (B) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices on such date as shown by the National Association of Securities Dealers automated quotation system, or, if such prices are not at the time so shown, as determined in good faith by any member of the National Association of Securities Dealers, Inc. selected by Borrower and reasonably satisfactory to the Holder; provided, however, that if and so long as there shall be no exchange or over-the-counter market for the Common Stock, the Market Price shall be deemed to be the lesser of the Conversion Price on the date of determination and such price, if any, at which the most recent issue and sale by Borrower of Common Stock has been effected.

    (b) In case Borrower, at any time or from time to time, shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification other than by payment of a dividend in Common Stock), then, and in each such case, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased to reflect such transaction (such decrease to be determined by the Board of Directors of Borrower in consultation with Borrower's accountants).

    (c) In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to reflect such transaction, as determined by the Board of Directors of Borrower in consultation with Borrower's accountant.

    (d) All determinations by the Board of Directors of Borrower under the provisions of this Note shall be made in good faith with due regard to the interests of the Holder, and in accordance with good financial practice.

    (e)  If Borrower

         (i) shall consolidate with or merge into another person and shall not be the continuing or surviving corporation in such consolidation or merger, or

        (ii) shall permit any other person to consolidate with or merge into Borrower and Borrower shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or

       (iii) shall transfer all or substantially all of its properties or assets to any other person, or

        (iv) shall effect a capital reorganization or reclassification of the Common Stock,

then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 5.1, the Holder, upon the exercise of any conversion privilege provided herein at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, at the aggregate Conversion Price in effect at the time of such consummation for all Common Stock issuable upon such conversion immediately prior to such consummation, in lieu of the Common Stock issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon such consummation if the Holder had exercised its conversion privilege hereunder immediately prior thereto.

    (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in such price; provided, however, that any adjustments which by reason of this
Section 5.1 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

    (g) Borrower will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

5.2 Notice of Adjustment. In the case of any adjustment or readjustment in the shares of Common Stock issuable upon the conversion of this Note, Borrower at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Note and prepare a report setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower will forthwith mail a copy of each such report to the Holder, and will, upon the written request at any time of the Holder, furnish to the Holder a like report setting forth the Conversion Price at the time in effect and showing how it was calculated. Borrower will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by the Holder.

6.  Stock to be Issued.

6.1 Stock Fully Paid. The Borrower covenants and agrees that all shares of Common Stock which may be issued pursuant to the terms hereof will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any and all encumbrances, claims, security interests or any other rights or interests of third parties whatsoever (other than encumbrances, claims, security interests or rights or interests created or granted by the Holder), and of all transfer taxes and similar charges (except for taxes, if any, upon the income of the Holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of the other stockholders of Borrower or any other person.

6.2 Taxes. The Borrower shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of Borrower pursuant to the terms hereof.

6.3 Reservation of Shares. Borrower shall, until this Note is paid in full, reserve and maintain, out of its authorized but unissued shares of capital stock, sufficient shares of Common Stock to provide for the conversion of this Note.

6.4 Fractional Shares. No fractional shares of Common Stock will be issued in connection with the conversion of this Note but in lieu of such fractional shares, the Borrower shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price.

7.  Registration Rights.

The Holder of this Note, upon conversion of all or part of amounts owing hereunder, is entitled to all the rights and benefits provided in the DFA Stockholders Recapitalization Agreement pursuant to which this Note is issued, including without limitation Borrower's registration rights covenants in
Section 8 thereof. Reference is hereby made to the DFA Stockholders Recapitalization Agreement for a statement of such rights and benefits.

8.  Transfer.

This Note is registered on the books of Borrower and is transferable only by surrender hereof for registration of transfer at the principal office of Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or such Holder's attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered Holder. All transfers are subject to, and shall be made in accordance with, applicable securities laws.

9.  Governing Law.

This Note shall be governed by and construed under the internal laws of the State of Delaware, without regard to principles of conflict of laws or choice of laws.

RAMTRON INTERNATIONAL CORPORATION
a Delaware corporation

By:  /S/ L. David Sikes
-----------------------
Name:  L. David Sikes
Title:  Chairman and Chief Executive Officer